                                                                PERFORMANCE CALCULATION

                                                         COLONIAL U.S.GOVERNMENT FUND - CLASS A

                                                                Fiscal Year End:  8/31/95

                                                                Inception Date: 10/13/87


                                                                                                     SINCE INCEPTION
                       1 Year Ended 8/31/95                 5 Years Ended 8/31/95                   10/13/87 TO 8/31/95

                   Standard      Non-Standard           Standard        Non-Standard           Standard         Non-Standard
               --------------  ------------------     --------------  ------------------     --------------   --------------
Initial Inv.      $1,000.00       $1,000.00              $1,000.00       $1,000.00              $1,000.00        $1,000.00
Max. Load              4.75%                                  4.75%                                  4.75%

Amt. Invested       $952.50       $1,000.00                $952.50       $1,000.00                $952.50        $1,000.00
Initial NAV           $6.42           $6.42                  $6.95           $6.95                  $7.14            $7.14
Initial Shares      148.364         155.763                137.050         143.885                133.403          140.056

Shares From Dist.     9.963          10.459                 65.196          68.446                128.439          134.836
End of Period NAV     $6.55           $6.55                  $6.55           $6.55                  $6.55            $6.55

Total Return           3.70%           8.88%                 32.47%          39.08%                 71.51%           80.05%

Average Annual
 Total Return          3.70%           8.88%                  5.79%           6.82%                  7.08%            7.74%


                                     PERFORMANCE CALCULATION

                              COLONIAL US GOVERNMENT FUND - CLASS B

                                    Fiscal Year End:  8/31/95

                                      Inception Date: 6/8/92



                                                       Since Inception
                      1 Year Ended 8/31/95            6/8/92 TO 8/31/95

                  Standard      Non-Standard     Standard       Non-Standard
                  ---------     ------------     ---------      ------------

Initial Inv.      $1,000.00      $1,000.00       $1,000.00      $1,000.00

Amt. Invested     $1,000.00      $1,000.00       $1,000.00      $1,000.00
Initial NAV           $6.42          $6.42           $6.95          $6.95
Initial Shares      155.763        155.763         143.885        143.885

Shares From Dist.     9.224          9.224          31.481         31.481
End of Period NAV     $6.55          $6.55           $6.55          $6.55

CDSC *                 5.00%                          2.83%
Total Return           3.07%          8.07%          12.03%         14.86%

Average Annual
 Total Return          3.07%          8.07%           3.58%          4.38%

* Due to the decrease in NAV from the beginning of the period, the CDSC has been adjusted according to the prospectus.